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                                                                    EXHIBIT 10.8


                              SEVERANCE AGREEMENT



                 THIS AGREEMENT, dated May 10, 1998, is made by and between Conoco Inc., a Delaware corporation (the "Company"), and Archie W. Dunham (the "Executive").

                 WHEREAS, the Company considers it essential to its best interests to foster the continued employment of the Executive; and

                 WHEREAS, the Board recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

                 WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:



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                 1.  Defined Terms.  The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

                 2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through the third anniversary thereof; provided, however, that if a Change in Control shall have occurred during the Term, the Term shall be extended and shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred; and provided, further, that if a Public Offering shall have occurred during the Term, the Term shall be extended and shall expire no earlier than twenty-four (24) months beyond the month in which such Public Offering occurred.

                 3. Company's Covenants. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein.





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                 4.  The Executive's Covenants.  The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death or Disability, or (iv) the termination by the Company of the Executive's employment for any reason.

                 5.  Compensation Other Than Severance Payments.

                 5.1 During the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                 5.2 If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay the Executive's full salary to the Executive





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through the Date of Termination at the rate in effect immediately prior to the
Date of Termination, together with all compensation and benefits payable to the Executive or accrued by the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination.

                 6.  Severance Payments.

                 6.1 If the Executive's employment is terminated during the Term either (i) by the Executive following a Special Termination Event or with Good Reason, or (ii) by the Company other than (a) for Cause, (b) by reason of death or (c) by reason of Disability, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section
6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Executive with Good Reason, if the Executive terminates his employment for Good Reason following a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and the





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circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into a written agreement with the Company or an Affiliate of the Company, or made a public announcement relating to a transaction, the consummation of which would constitute a Change in Control.

                                  (A)  In lieu of any further salary payments
         to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three (3) times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination (without regard to any reductions thereto which constitute Good Reason), and (ii) the annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which occurs the Date of Termination.

                                  (B)  For the 36 month period immediately
         following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health





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         insurance benefits substantially similar to those provided to the
         Executive and his dependents immediately prior to the Date of Termination, at no greater cost to the Executive than the cost to the Executive immediately prior to such date. Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the 36 month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination.

                                  (C)  Notwithstanding any provision of  the
         Company's annual incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to a pro rata portion to the Date of Termination of the aggregate value of the annual incentive compensation award to the Executive for the then uncompleted fiscal year,





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         under such plan, calculated by multiplying the award earned by the
         Executive during the most recent completed fiscal year, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such fiscal year through the Date of Termination by twelve.

                                  (D)  With respect to any of the Executive's
         options or other equity based awards which relate to securities of the Parent, the Executive shall be treated as having retired from the Parent as of the Date of Termination for the purposes of all applicable option and other equity based award plans and agreements. With respect to any of the Executive's options or other equity based awards which relate to securities of the Company, all such options and other equity based awards shall become fully vested and, where applicable, exercisable as of the Date of Termination and any option shall remain exercisable for the remainder of its original term.

                          6.2 (A) If the Executive becomes entitled to the Severance Payments, then if any of the payments or benefits received or to be received by the Executive (whether pursuant to the terms of this





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         Agreement or any other plan, arrangement or agreement with the
         Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                          (B) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code.





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         In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                 6.3  The payments provided in subsections (A) and (C) of
Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the tenth business day following immediately following the expiration of the revocation period, if any, applicable to the Executive's release, described in
Section 6.5; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay





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to the Executive on such day an estimate, as determined in good faith by the
Company of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).

                 6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in successfully (whether such success is full or partial) seeking to obtain or enforce any benefit or right provided by this Agreement.

                 6.5 Notwithstanding anything in this Agreement to the contrary, the Executive shall not be entitled to receive Severance Payments or other benefits pursuant to this Agreement unless he shall have executed a written release substantially in the form attached as Exhibit A hereto.





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                 7.  Termination Procedures and Compensation During Dispute.

                 7.1 Notice of Termination. During the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                 7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Term, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).





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                 8.  No Mitigation.  The Company agrees that, if the
Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                 9.  Successors; Binding Agreement.

                 9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to





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obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment within 30 days immediately following the date that such succession becomes effective and receive compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                 9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.





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                 10.  Notices.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                      To the Company:

                      Conoco Inc.
                      600 North Dairy Ashford
                      Houston, TX 77079
                      Attention:  Corporate Secretary

                 11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions





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at the same or at any prior or subsequent time.  This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware (without regard to the conflicts of laws provisions thereof). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

                 12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.





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                 13.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 14.  Settlement of Disputes; Arbitration.

                 14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.

                 14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                 15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                 (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.





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                 (B)  "Beneficial Owner" shall have the meaning set forth in
Rule 13d-3 under the Exchange Act.

                 (C)  "Board" shall mean the Board of Directors of the Company.

                 (D) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section
7.1 hereof) or (ii) the willful engaging, not in good faith, by the Executive in conduct which is materially injurious to the Company or its subsidiaries, monetarily or otherwise.

                 (E) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (I)  any Person is or becomes the Beneficial
                 Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company)





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                 representing 30% or more of the combined voting power of the
                 Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or





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                                  (III)  there is consummated a merger or
                 consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                 (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or





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                                  (IV) the stockholders of the Company approve
                 a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.





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                 (F)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (G) "Company" shall mean Conoco Inc. and, except in determining whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 (H)  "Date of Termination" shall have the meaning set forth in
Section 7.2 hereof.

                 (I) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.





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                 (J)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

                 (K)  "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

                 (L)  "Executive" shall mean Archie W. Dunham.

                 (M) "Good Reason" means the occurrence, without the Executive's written consent, of (i) the Executive involuntarily ceasing to serve as the Chief Executive Officer and President of the Company; (ii) a reduction by the Company in the Executive's annual base salary or any adverse change in the Executive's aggregate annual and long term incentive compensation opportunity from that in effect immediately prior to the date hereof, which change is not pursuant to a program generally applicable to all senior executives of the Company; (iii) the relocation of the Executive's principal place of employment to a location more than thirty-five (35) miles from the Executive's principal place of employment immediately prior to the date hereof or (iv) the assignment (on or after the date of a Change in Control or prior to a Change in Control under the circumstances described in the second sentence of
Section 6.1 hereof (treating all references in this paragraph (iv) to a "Change in Control" as a reference to a "Potential Change in Control")), to the





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Executive of duties in the aggregate that are inconsistent with the Executive's level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Executive's responsibilities from those in effect immediately prior to the date of the Change in Control; provided, however, that in any case "Good Reason" shall not be deemed to have occurred if the Company shall have cured such occurrence prior to the Date of Termination.

                 (N)  "Gross-Up Payment" shall have the meaning set forth in
Section 6.2 hereof.

                 (O) "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

                 (P)  "Parent" shall mean E.I. du Pont de Nemours and Company.

                 (Q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates (including, without limitation, the Parent), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or





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(iv) a corporation owned, directly or indirectly, by the stockholders of the
Company in substantially the same proportions as their ownership of stock of the Company.

                 (R) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (I)  the Parent or the Company enters into a
                 written agreement, the consummation of which would result in the occurrence of a Change in Control; or

                                  (II)  the Company or any Person publicly
                 announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control.

                 (S) "Public Offering" shall mean the initial sale of common equity securities of the Company pursuant to an effective registration statement (other than a registration on Form S-4 or S-8 or any successor or similar forms) filed under the Securities Act of 1933.

                 (T)  "Severance Payments" shall have the meaning set forth in
Section 6.1 hereof.

                 (U) "Special Termination Event" shall mean the failure of the Company, if, prior to a Change in Control and during the Term, either (a) a Public Offering occurs





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or (b) the Company ceases to be, directly or indirectly, a wholly owned subsidiary of the Parent in a transaction that does not constitute a Change in Control, (the first to occur of these, a "Special Transaction"), to appoint the Executive as Chairman of the Board not later than the earlier to occur of (i) the second anniversary of such Special Transaction, or (ii) the date following the Special Transaction on which the Parent ceases to beneficially own at least fifty percent (50%) of the combined voting power of the Company's then outstanding securities; unless, in either case, the Executive's employment with the Company had terminated prior to such date by reason of death, Disability, or for Cause.

                 (V) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).





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                 (W)  "Total Payments" shall mean those payments so described in Section 6.2 hereof.


                                       Conoco Inc.


                                       By:
                                          -------------------------------------
                                             Name:
                                             Title:



                                       ----------------------------------------
                                                     Archie W. Dunham

                                       Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       (Please print carefully)





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